Exhibit 99.1
THORATEC REPORTS 39 PERCENT INCREASE IN QUARTERLY REVENUES AS CARDIOVASCULAR DIVISION REVENUES
INCREASE 61 PERCENT
COMPANY ACHIEVES KEY REGULATORY MILESTONES WITH FILING OF PMA SEEKING DESTINATION THERAPY
APPROVAL FOR HEARTMATE II® AND FDA APPROVAL OF NEW HEARTMATE EXTERNAL PERIPHERALS
     (PLEASANTON, CA), May 7, 2009—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported revenues of $89.5 million for the first quarter of fiscal 2009.
     Revenues for the quarter ended April 4, 2009, increased 39 percent over revenues of $64.4 million in the first quarter of last year, including a 61 percent increase in revenues in the company’s Cardiovascular Division.
     Net income on a GAAP basis in the first quarter of fiscal 2009 was $5.6 million, or $0.10 per diluted share, compared with a net loss of $700,000, or $0.01 per diluted share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $13.8 million, or $0.22 per diluted share, in the first quarter of fiscal 2009 versus non-GAAP net income of $4.5 million, or $0.08 per diluted share, in the same period a year ago.
     “Thoratec continued its impressive performance of 2008 into the first quarter of 2009 with expanded market penetration of our HeartMate II LVAS (left ventricular assist system), particularly in North America. Our growth was driven by continued adoption for Bridge-to-Transplantation (BTT) and enrollment in our Destination Therapy (DT) trial under Continuous Access Protocols (CAPs). We also continued to expand the number of HeartMate II centers, adding four during the quarter,” said Gary F. Burbach, president and chief executive officer.
     “Clearly a milestone event for the company was the recent filing of our PMA (Pre-Market Approval) supplement with the Food and Drug-Administration (FDA) seeking to add the intended use of DT for the HeartMate II,” Burbach added. “This PMA filing includes data on a pivotal study cohort of 200 randomized patients, including two-year data on the first 167 patients enrolled. As we indicated previously, we plan to file an amendment to the submission once we have complete two-year data on the primary patient cohort.
     “The data from the trial demonstrate that the HeartMate II is superior to the XVE, based on device performance and the primary patient endpoint of two-year survival free from stroke and reoperation for device replacement. The data also showed that key adverse events, such as infection, sepsis and right heart failure, were significantly lower for the HeartMate II versus the

XVE. We look forward to working with the FDA on this submission and hope to achieve DT approval by early 2010.”
     The company also said that it recently received FDA approval for new external peripherals for the HeartMate product line, including new batteries, charger and power module. These enhancements, which will be launched formally over the next few months, are designed to provide an improved quality of life to patients by offering them additional freedom and mobility.
     As the company previously reported, the company and HeartWare International have entered into a definitive merger agreement under which the company will acquire HeartWare International. The consummation of this transaction is subject to a number of conditions, including regulatory approval and the approval of HeartWare’s shareholders. As announced in March, both companies are currently engaged in complying with a Request for Additional Information, received in March from the United States Federal Trade Commission. The company continues to expect the transaction to close in the second half of 2009.
     The company’s International Technidyne Corporation (ITC) Division noted that in mid-March it submitted a response to the 483 Notice of Observation report issued in January by the FDA and it continues to implement the preventative and corrective actions to address the observations raised in the report.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $89.5 million in the first quarter of 2009 compared with revenues of $64.4 million in the first quarter of 2008. Cardiovascular Division revenues were $64.6 million versus $40.2 million in the same period a year ago. Revenues at its International Technidyne Corporation (ITC) division were $24.9 million versus $24.2 million a year ago. The company said revenues at ITC were impacted by competitive pressure in its skin incision and professional ProTime businesses, as well as the impact of the current economic environment on hospital and physician capital equipment purchasing activity.
     GAAP gross margin for the first quarter of 2009 was 60.4 percent versus 55.6 percent a year ago. Non-GAAP gross margin, which excludes share-based compensation expense and is described later in this press release, was 61.0 percent versus 56.3 percent a year ago. The year-over-year increase in gross margin is primarily attributable to the increase in average selling prices associated with North America HeartMate II sales and worldwide HeartMate II volume. This was partially offset by lower margins at ITC, related primarily to geographic mix, competitive pricing pressure and unfavorable manufacturing variances.
     Operating expenses on a GAAP basis for the first quarter of 2009 and 2008 were $44.5 million and $36.5 million, respectively. On a non-GAAP basis, operating expenses in the first quarter of 2009 were $34.1 million versus $30.7 million in the first quarter of 2008. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in operating expenses is due primarily to product and market development initiatives. Additionally, on a GAAP basis, operating expenses increased year over year due to $3.9 million in HeartWare related transaction costs as well as higher share-based compensation expenses resulting from an increase in the stock price for the same comparative period.
     On a GAAP basis, other expense totaled $1.9 million for the first quarter of 2009 versus $400,000 a year ago. On a non-GAAP basis, other expense totaled $20,000 versus other income of $1.3 million a year ago. The increase in other expense is primarily attributable to the decline in interest rates, shortened maturities on our investment portfolio and the strengthening of the U.S. dollar against the U.K. pound year over year.
     The company’s GAAP effective tax rate for the first quarter of 2009 was 26.7 percent versus a benefit of 33.7 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 32.6 percent in the first quarter of 2009, compared with 33.5 percent in the prior year. The increase in the GAAP tax rate was attributed to the retrospective application of APB 14-1 to our 2008 pre-tax income, which is primarily related to interest on our convertible debt. GAAP and Non-GAAP tax rates were favorably affected by new state apportionment rates.
     On a non-GAAP basis, the company’s convertible debt was dilutive to the company’s fully diluted weighted average shares outstanding. The increase in shares was approximately 7.3 million.
     Cash and investments at the end of the quarter were $275 million, including $20 million of restricted cash, related to a note we have made available to HeartWare and $30 million of Auction Rate Securities classified as long-term investments.
     Management affirmed its previously issued overall guidance for 2009. Within that guidance the company expects that ITC’s revenues will be flat to an increase in the low single digits in 2009, versus its previous expectation of mid-single digit growth due to increased pressure on hospital and physician capital purchases and competition.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (719) 325-4819, passcode 4260684. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, May 14, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 4260684.
GAAP TO NON-GAAP RECONCILIATION

     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income consists of GAAP net income (loss), excluding, as applicable, the tax effected impact of share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, expenses associated with the adoption of FASB Staff Position, (“FSP”) Accounting Principles Board (“APB”) 14-1, Accounting For Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), and HeartWare transaction costs.
     Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense under SFAS No. 123R.
     Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, and HeartWare transaction costs.

     Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses under APB 14-1.
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use under SFAS No. 123R, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     Due to the subjective assumptions used to develop a non cash interest expense related to FSP APB 14-1, Thoratec management believes that providing non-GAAP financial measures that exclude FSP APB 14-1 allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management.
     To enable investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded HeartWare acquisition transaction costs as they are infrequent in nature.
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

     The following table includes the GAAP income statement for the three month periods ending 2009 and 2008.
THORATEC CORPORATION
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
		March 29, 2008
	April 4, 2009	AS Adjusted (1)

Product sales	$89,466	$64,427
Cost of product sales	35,439	28,590

Gross profit	54,027	35,837

Operating expenses:
Selling, general and administrative	27,455	20,636
Research and development	14,086	12,519
Amortization of purchased intangible assets	2,931	3,296

Total operating expenses	44,472	36,451

Income (loss) from operations	9,555	(614)
Other income and (expense):
Interest expense	(2,866)	(2,587)
Interest income and other	988	2,178

Income (loss) before income taxes	7,677	(1,023)
Income tax (expense) benefit	(2,050)	345

Net income (loss)	$5,627	$(678)

Net income (loss) per share
Basic	$0.10	($0.01)

Diluted	$0.10	($0.01)

Shares used to compute net income per share:
Basic	56,384	54,222
Diluted	57,738	54,222

(1)	Adjusted for the retrospective adoption of FSP APB 14-1

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
		March 29, 2008
Net income (loss) reconciliation	April 4, 2009	As Adjusted (1)

Net income (loss) on a GAAP basis	$5,627	$(678)
Share-based compensation expense:
- Cost of product sales	511	442
- Selling, general and administrative	2,406	1,674
- Research and development	1,119	747
Amortization of purchased intangibles	2,931	3,296
HeartWare transaction costs	3,918	—
APB 14-1 interest expense	1,858	1,697
Income tax effect of non-GAAP adjustments	(4,605)	(2,631)

Net income on a non-GAAP basis	$13,765	$4,547

Diluted net income (loss) per share reconciliation

	Three Months Ended
			March 29, 2008
	April 4, 2009		As Adjusted (1)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.10		$(0.01)
- Cost of product sales	0.01		0.01
- Selling, general and administrative	0.04		0.03
- Research and development	0.02		0.01
Amortization of purchased intangibles	0.05		0.06
HeartWare transaction costs	0.07		—
APB 14-1 interest expense	0.03		0.03
Income tax effect of non-GAAP adjustments	(0.08)		(0.05)
Convertible debt dilution impact	(0.02	) (2)	—

Diluted net income per share on a non-GAAP basis	$0.22		$0.08

Shares used in calculation of diluted net income per share —GAAP	57,738		54,222
Shares used in calculation of diluted net income per share — Non-GAAP	65,028		62,177

(1)	Adjusted for the retrospective adoption of FSP APB 14-1

(2)	The company’s total diluted share count on a non-GAAP basis for the three months ended March 29, 2008 and April 4, 2009 include approximately 7.3 million shares underlying its convertible notes as they were dilutive for the respective quarters.

     The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended
			March 29, 2008
	April 4, 2009		As Adjusted (1)
Gross profit on a GAAP basis	$54,027	60.4%	$35,837	55.6%
Share-based compensation expense	511		442

Gross profit on a non-GAAP basis	$54,538	61.0%	$36,279	56.3%

(1)	Adjusted for the retrospective adoption of FSP APB 14-1
The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended
		March 29, 2008
	April 4, 2009	As Adjusted (1)

Operating expenses on a GAAP basis	$44,472	$36,451
Share-based compensation expense:
- Selling, general and administrative	(2,406)	(1,674)
- Research and development	(1,119)	(747)
Amortization of purchased intangibles	(2,931)	(3,296)
HeartWare transaction costs	(3,918)	—

Operating expenses on a non-GAAP basis	$34,098	$30,734

(1)	Adjusted for the retrospective adoption of FSP APB 14-1

The following table reconciles the specific items excluded from GAAP other income and expense in the calculation of non-GAAP other income and expense for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended
		March 29, 2008
	April 4, 2009	As Adjusted (1)
Other income and (expense) on a GAAP basis	$(1,878)	$(409)
APB 14-1 interest expense	1,858	1,697

Other income and (expense) on a non-GAAP basis	$(20)	$1,288

(1)	Adjusted for the retrospective adoption of FSP APB 14-1
The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Expense Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended
			March 29, 2008
	April 4, 2009		As Adjusted (1)

Tax (expense) benefit on a GAAP basis	$(2,050)	26.7%	$345	-33.7%
Share-based compensation expense and other	(1,122)		(643)
Amortization of purchased intangibles	(1,173)		(1,318)
HeartWare transaction costs	(1,567)		—
APB 14-1 interest expense	(743)		(670)

Tax expense on a non-GAAP basis	$(6,655)	32.6%	$(2,286)	-33.5%

(1)	Adjusted for the retrospective adoption of FSP APB 14-1

     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate LVAS (Left Ventricular Assist System) with more than 13,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) Division is a leader in point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation, and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCHRON, ProTime and IRMA are registered trademarks of International Technidyne Corporation. CentriMag is a registered trademark of Levitronix, LLC.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2009 financial results, future performance or timeline and milestones for clinical trials, contain forward-looking statements within the meaning of Section27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “plans,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such products sales, the results of enrollment in and timing of clinical trials, including the HeartMate II, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of product or interruption of manufacturing or shipment of product, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Additional Information and Where You Can Find It
     Thoratec will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition of HeartWare and HeartWare will file a proxy statement and other documents concerning the acquisition, in each case with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Thoratec and HeartWare with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting Thoratec Investor Relations by e-mail at ir@thoratec.com or by telephone at 925-847-8600 or by contacting HeartWare Investor Relations by e-mail at enquiries@heartware.com.au or by telephone at 61 2 9238 2064.
          Thoratec, HeartWare and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 26, 2009 as amended by Form 10-K/A filed with the SEC on April 29, 2009. Information concerning Thoratec’s directors and executive officers is set forth in Thoratec’s proxy statement for its 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Thoratec’s Investors page on its corporate web site at www.Thoratec.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of HeartWare stockholders or Thoratec shareholders, generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Contact Information

Thoratec Contacts

David Smith	Neal B. Rosen
Executive Vice President, Chief Financial Officer	Ruder-Finn
Thoratec Corporation	(415) 692-3058
(925) 847-8600